Exhibit 99.1

SRM Entertainment Secures Large Order from One of Orlando’s Biggest Theme Parks for Misting Fans

Jupiter, FL – November 25, 2024 – SRM Entertainment, Inc. (Nasdaq: SRM)(the “Company,” “SRM Entertainment” or “SRM”), a leading provider of high-quality licensed media-themed merchandise, today announced a significant order for its line of misting fans, designed to provide refreshing relief to theme park visitors worldwide. The initial order of $820,000 for US theme parks and $85,000 for international parks, marks a strong presence in this growing product category for SRM Entertainment.

“This is only the beginning of what we expect to be a strong expanding product line for SRM,” said Taft Flittner, President of SRM Entertainment. “These misting fans offer a practical and enjoyable solution to beat the heat at theme parks, and we are confident they will continue to be a popular item among visitors.”

The misting fans will feature prominent theme park logos and characters, creating cherished keepsakes for children and families. “These fans will not only provide welcome relief from the heat but also serve as lasting reminders of fun-filled theme park adventures,” added Flittner.

Rich Miller, CEO of SRM Entertainment, expressed his enthusiasm for the product line and its potential for further growth. “We are excited about the popularity of this line and see it as a possible addition to our Amazon sales, which are growing each month,” said Miller. “This order represents a strong relationship with Orlando’s major theme parks due to our history of delivering excellent quality products.”

Capitalizing on Increased Theme Park Traffic

With theme park attendance on the rise and wait times often exceeding expectations, products like SRM Entertainment’s misting fans are in high demand. “These high-volume items provide a much-needed respite from the heat and contribute to a more enjoyable theme park experience for visitors,” said Miller. “We are well-positioned to capitalize on this growing market and meet the demand for practical and engaging products that enhance the theme park experience.”

Flittner expects the misting fan orders to grow significantly going into 2026 as SRM expands its reach into prominent international theme park markets. “We are confident that our misting fans will be a hit with theme park visitors worldwide,” said Flittner.

About SRM Entertainment, Inc.

SRM Entertainment designs, develops, and manufactures custom merchandise which includes toys and souvenirs for the world’s largest theme parks and other entertainment venues. Many of SRM’s creative products are based on award winning multi-billion-dollar entertainment franchises that are featured in popular movies and books. SRM products are distributed worldwide at Walt Disney Parks and Resorts, Universal Parks and Destinations, United Parks and Resorts – SeaWorld, Six Flags and other attractions. SRM’s products are offered alongside popular rides and attractions in theme parks, zoos, aquariums, and other entertainment venues. SRM’s design team developed specialty dolls, plush and toys for one of New York City’s landmarks that features a popular holiday show. SRM’s design team is credited with creating popular products which have been successfully sold at specialty theme park events. SRM’s exclusive-patented Sip With Me cups feature fun, kid friendly Zoo, Sea and animal themed characters as well as licensed characters from Smurfs, ICEE and Zoonicorn.

Caution Regarding Forward-Looking Statements

Certain statements in this announcement are forward-looking statements. Investors can identify these forward-looking statements by words or phrases such as “may,” “will,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “is/are likely to,” “potential,” “continue” or other similar expressions. These statements are subject to uncertainties and risks including, but not limited to, the risk factors discussed in the Risk Factors and in Management’s Discussion and Analysis of Financial Condition and Results of Operations sections of our Forms 10-K, 10-Q and other reports filed with the SEC and available at www.sec.gov. Although the Company believes that the expectations expressed in these forward-looking statements are reasonable, it cannot assure you that such expectations will turn out to be correct, and the Company cautions investors that actual results may differ materially from the anticipated results and encourages investors to review other factors that may affect its future results in the Company’s registration statement and other filings with the SEC. Additional factors are discussed in the Company’s filings with the SEC, which are available for review at www.sec.gov. The Company undertakes no obligation to update or revise publicly any forward-looking statements to reflect subsequent occurring events or circumstances, or changes in its expectations that arise after the date hereof, except as may be required by law.

Media and Investor Relations

Info@SRMentertainment.com

(407)-230-8100

website: SRMentertainment.com